Filed Pursuant to Rule 424(b)(5)
Registration No. 333-217860

Prospectus Supplement

(To Prospectus Dated May 16, 2017)

1,250 SERIES F PREFERRED UNITS
Each Unit consisting of
One Share of Series F Preferred Stock and 878 Class X Warrants

AND

2,193,750 SHARES OF COMMON STOCK ISSUABLE UPON
CONVERSION OF SERIES F PREFERRED STOCK
AND
1,097,500 SHARES OF COMMON STOCK AND 1,097,500 CLASS Y WARRANTS ISSUABLE
UPON EXERCISE OF CLASS X WARRANTS
AND
1,097,500 SHARES OF COMMON STOCK ISSUABLEUPON EXERCISE OF CLASS Y WARRANTS

We are offering directly to selected investors up to 1,250 Series F Preferred units (a “Unit”), each Unit consisting of one (1) share of Series F Preferred Stock and 878 Class X Warrants. Each Unit will be sold at a negotiated price of $2,000 per Unit. Each Series F Preferred Stock may convert at the option of the holder at any time into the number of shares of our common stock determined by dividing the $2,000 stated value per share of the Series F Preferred Stock by a conversion price of $1.14 per share (initially approximately 2,193,750 shares of common stock), subject to adjustment. Each Class X Warrant is convertible into one share of common stock (a “Warrant Share”) and one Class Y Warrant at an exercise price of $1.14 for a period of six (6) months from the date of issuance. Each Class Y Warrant is exercisable to acquire one Warrant Share at an exercise price of $1.14 per share, commencing six (6) months from the initial issue date of the Class Y Warrant (the “Initial Issue Date”) and will expire on a date that is the five (5) year anniversary of the Initial Issue Date.

This offering is being made pursuant to this prospectus supplement (the “Prospectus Supplement”) and the accompanying base prospectus dated May 16, 2017 (the “Base Prospectus”). The Series F Preferred Stock and Class X Warrants comprising the Units are immediately separable and will be issued separately, but will be purchased together in this offering. We are further qualifying for distribution under this Prospectus Supplement: (i) 2,193,750 shares of common stock issuable upon conversion of the Series F Preferred Stock; (ii) 1,097,500 Warrant Shares, issuable from time to time, on the exercise of the Class X Warrants, (iii) 1,097,500 Class Y Warrants acquirable upon exercise of Class X Warrants, (iv) 1,097,500 Warrant Shares, issuable from time to time, on the exercise of the Class Y Warrants and (v) such indeterminate number of additional shares of common stock that may be issuable by reason of the anti-dilution provisions forming part of the terms and conditions of the Series F Preferred Stock, Class X Warrants and Class Y Warrants, respectively.

For a more detailed description of the Series F Preferred Stock, Class X Warrants, Class Y Warrants, Common Stock and Warrant Shares see the section entitled “Description of Securities We Are Offering” beginning on page S-12.

In a concurrent private placement, we are also offering to the investors an equal number of warrants to purchase shares of our common stock.

Our common stock is traded on The NASDAQ Capital Market under the symbol “USAU”. On June 19, 2019, the last reported sale price for our common stock was $1.14 per share. There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply to list the Series F Preferred Stock, Class X Warrants or Class Y Warrants on any securities exchange.

As of June 19, 2019, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $19.4 million based on 19,852,565 shares of outstanding common stock, of which 2,868,795 shares are held by affiliates, and a price of $1.14 per share, which was the last reported trading price of our common stock on the NASDAQ Capital Market on June 19, 2019. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75 million. Prior to this offering, the aggregate market value of securities sold pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar month period that ends on, and includes, the date of this prospectus supplement was $284,857.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and “Risk Factors” beginning on page 2 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public Offering Price	$2,000	$2,500,000
Proceeds, before expenses, to us	$2,000	$2,500,000

We estimate the total expenses of this offering will be approximately $75,000. Because there is no minimum offering amount, the actual offering amount and net proceeds to us, if any, in this offering may be substantially less than the total offering amounts set forth above. We are not required to sell any specific number or dollar amount of the securities offered in this offering.

Delivery of the securities will be made on or before June 19, 2019.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated May 10, 2017 form part of a registration statement on Form S-3 (File No. 333-217860) that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying prospectus. This prospectus supplement describes the specific details regarding this offering, including the price, the amount of our common stock and warrants being offered, the risks of investing in our preferred stock, common stock, warrants and other items.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this securities offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including any information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing. This prospectus supplement also adds, updates, and changes certain of the information contained in the prospectus. This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before investing in our common stock and warrants.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus or any free writing prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus or any free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus or any free writing prospectus outside the United States.

Unless the context requires otherwise, references in this prospectus supplement to “the Company,” “we,” “us” and “our” refer to U.S. Gold Corp. and its consolidated subsidiary as a combined entity.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying base prospectus, any free writing prospectus and the documents incorporated by reference herein and in the accompanying base prospectus. This summary does not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying base prospectus, any free writing prospectus that we have been authorized to use and the documents incorporated by reference herein and in the accompanying base prospectus. You should pay special attention to the information under “Risk Factors” beginning on page S-8 of this prospectus supplement and page 2 of the accompanying base prospectus.

Overview of the Company

U.S. Gold Corp. and its subsidiaries are engaged in the gold mining industry. We are a U.S. focused gold exploration and development company. We have a portfolio of development and exploration properties. Copper King is located in Southeast Wyoming and has a Preliminary Economic Assessment (PEA) technical report, done by Mine Development Associates. Keystone is an exploration property on the Cortez Trend in Nevada, identified and consolidated by Dave Mathewson.

We are focused on the evaluation, acquisition, exploration and advancement of gold exploration and potential development projects, which may lead to gold production or value adding strategic transactions such as earn-in right agreements, option agreements, leases to third parties, joint venture arrangements with other mining companies, or outright sales of assets for cash and/or other consideration. We look for opportunities to improve the value of our gold projects through exploration drilling and/or technical studies focused on optimizing previous engineering work. We do not currently generate any cash flows from mining operations.

Copper King Project

Our flagship asset is the Copper King gold and copper development project located in the Silver Crown Mining District of southeast Wyoming (“Copper King Project”).

The Copper King Project is located in southeastern Wyoming, approximately 32km west of the city of Cheyenne, on the southeastern margin of the Laramie Range. The property covers about five square kilometers that include the S½ Section 25, NE¼ Section 35, and all of Section 36, T.14N., R.70W., Sixth Principal Meridian. Access to within 1.5km of the property is provided by paved and maintained gravel roads. An easement agreement providing access for exploration and other minimal impact activities has been negotiated with Ferguson Ranch Inc. on the S½ Section 25, T14N, R70W, and the W½ Section 30, T14N, R69W. The fee for this easement is $10,000 per year, renewable each year prior to July 11.

The Copper King property covers 453 contiguous hectares (approximately five square kilometers) that include the S½ of Section 25, NE¼ Section 35, and all of Section 36, T.14N., R.70W. The project is entirely located on land owned and administered by the State of Wyoming. There are no federal lands within or adjoining the Copper King land position. Curt Gowdy State Park lies northwest of the property, partially within Section 26. The state park’s southeastern boundary is approximately 300m northwest of the property and approximately 900m northwest of the mineralized area. The Copper King property position consists of two State of Wyoming Metallic and Non-metallic Rocks and Minerals Mining Leases.

Limited exploration and mining were conducted on the Copper King property in the late 1880s and early 1900s. The current project database contains 91 drill holes totaling 37,500 feet that were drilled before Wyoming Gold acquired the property. All but six of the drill holes are within the current resource area. Other work conducted at Copper King by previous companies has included ground and aeromagnetic surveys as well as induced polarization surveys along with geochemical sampling, geologic mapping, and a number of metallurgical studies.

An updated Preliminary Economic Assessment (PEA) for the historic Copper King deposit was prepared by Mine Development Associates (MDA) and reported January 11, 2018. This PEA provided a Pre-Tax NPV of $178.5 million and an IRR of 33.1%, based on $1275/oz Au and $2.80/lb Cu. This recent drilling has enlarged the deposit size and metal content. The PEA also does not include the values of other metals inherent to the deposit, including zinc and silver.

On October 17, 2018, we announced the results of the recent eight-hole reverse circulation drilling program that followed up the discovery of mineralization in a 2017 drill hole (CK17-01rc, reported January 30, 2018). These eight new holes (see Table 1 below) indicate that the Copper King mineralization extends to the west, at least 200 meters, and maintains the historically measured and reported widths and depth to the deposit. Multiple thick zones of copper, gold, zinc, and silver mineralization were intersected in five of the eight recently drilled holes.

We have commissioned DataMine Associates, of Denver, to assist in the building of an expanded exploration model for the Copper King deposit. This model is designed to look more thoroughly at the deposit, especially with respect to its boundaries, internal high-grade zones, and the other metals of value which are present, but that have not been previously examined, and factored into the economics of the deposit. With this model, that is in progress, additional exploration effort to enlarge and prospectively enhance the deposit value will be conducted.

S-2

Keystone Project

The Keystone Project consists of 650 unpatented lode mining claims situated in Eureka County, Nevada. The claims making up the Keystone Project are situated in Eureka County, Nevada in Sections 2-4 and 9-11, Township 23 North, Range 48 East, and Sections 22-28, and 33-36 Township 24 North, all Range 48 East of the Mount Diablo Meridian.

No comprehensive, modern-era, model-driven exploration has ever been conducted on the Keystone Project. To date, a technical report has not been prepared on the Keystone Project. Keystone is positioned on the prolific Cortez gold trend. The Keystone Project is centered on a granitic intrusion that warped the local Paleozoic stratigraphy into a dome, allowing for exposure of highly favorable Devonian, Carboniferous (Mississippian-Pennsylvania) and Permo-Triassic rocks including key likely host rocks for mineralization, the silty carbonate strata of the Horse Creek Formation and the Wenban limestone, as well as possible sandy clastic units of the Diamond Peak Formation. The Horse Canyon and Wenban rocks are the primary host rocks at the nearby deposits.

Corporate Information

Our principal executive offices are located at 1910 E. Idaho Street, Suite 102-Box 604, Elko, NV 89801 and our telephone number is (800) 557-4550. Our web site address is www.usgoldcorp.gold. Information on our website is not incorporated in this prospectus, unless otherwise stated.

We are incorporated in the State of Nevada and were originally incorporated in the State of New Jersey in 1967. On July 6, 2016, we filed a certificate of amendment to our Articles of Incorporation in order to effectuate a reverse stock split of our issued and outstanding common stock on a 1 for 3 basis. The reverse stock split was effective on July 11, 2016. On May 3, 2017, we filed a certificate of amendment to our Articles of Incorporation in order to effectuate a reverse stock split of our issued and outstanding common stock on a 1 for 4 basis. The reverse stock split was effective on May 5, 2017. All share and per share amounts have been retrospectively adjusted for all periods presented to give effect to the reverse stock-splits. On May 23, 2017, we closed our acquisition of Gold King Corp. (f/k/a U.S. Gold Corp.) and on June 26, 2017, we changed our name to “U.S. Gold Corp.”

Recent Developments

Copper King Project

On October 17, 2018, we announced the results of the recent eight-hole reverse circulation drilling program that followed up the discovery of mineralization in a 2017 drill hole (CK17-01rc, reported January 30, 2018). These eight new holes (see Table 1 below) indicate that the Copper King mineralization extends to the west, at least 200 meters, and maintains the historically measured and reported widths and depth to the deposit. Multiple thick zones of copper, gold, zinc, and silver mineralization were intersected in five of the eight recently drilled holes.

S-3

Table 1

			Intervals	Intervals	Copper	Zinc	Gold	Silver
Drill Hole	From (ft)	To (ft)	(ft)	(m)%		%	(g/t)	(g/t)
8-0 CK11rc -65 deg N (900 ft td)	No significant assays

CK18-02rc	905	940	35	10.7	0.0454	0.0327	0.511	0.3
-55 deg S
(1000 ft td)

CK18-03rc	560	580	20	6.1	0.0872	0.1538	0.187	1.2
-55 deg N	980	1050	70	21.3	0.1031	0.0079	0.179	0.4
(1060 ft td)

CK18-04rc	345	390	45	13.7	0.0720	0.1373	0.134	2.2
-55 deg	555	820	265	80.8	0.0645	0.0464	0.176	1.8
N15E	885	1145	260	79.3	0.0678	0.0071	0.171	0.7
(1145 ft td)

CK18-05rc	45	70	25	7.6	0.0933	0.0501	0.153	0.6
-70 deg N	145	170	25	7.6	0.0932	0.0335	0.306	1.9
(1000 ft td)	195	225	30	9.1	0.1184	0.0250	0.197	1.6
	240	285	45	13.7	0.0786	0.0472	0.175	2.9
	305	340	35	10.7	0.0670	0.0285	0.130	2.3
	420	600	180	54.9	0.1362	0.1391	0.187	4.6
	640	680	40	12.2	0.1062	0.0705	0.105	1.3
	710	850	140	42.7	0.0860	0.1286	0.105	2.8
	955	1000	45	13.7	0.1212	0.0240	0.150	2.1

CK18-06rc	20	165	145	44.2	0.1014	0.0490	0.226	2.1
-70 deg N	290	445	155	47.2	0.1108	0.0636	0.150	1.9
(1000 ft td)	470	515	45	13.7	0.1109	0.0885	0.168	1.5
	665	775	110	33.5	0.1037	0.2079	0.145	3.3
	820	1000	180	54.9	0.0920	0.0416	0.123	2.9

CK18-07rc	0	155	155	47.2	0.0648	0.0535	0.149	0.7
-70 deg N	300	385	85	25.9	0.0676	0.0081	0.166	0.4
(1000 ft td)	440	505	65	19.8	0.0505	0.0079	0.147	0.3
	905	1000	95	29.0	0.1004	0.0276	0.266	0.9

CK18-08rc	5	65	60	18.3	0.0503	0.0798	0.160	1.7
-70 deg N	240	320	80	24.4	0.1002	0.0350	0.137	1.5
(980 ft td)	380	525	145	44.2	0.1366	0.0867	0.273	2.9
	560	860	300	91.4	0.0923	0.0171	0.475	1.9

Table 1: Summary of Fall 2018 Copper King drill results, based on > 20 ft intercepts including > 0.1% copper

The 2018 drill plan map is available at: https://www.usgoldcorp.gold/copperking-2018-fall-drill-plan-map.jpg

We have commissioned DataMine Associates, of Denver, to assist in the building of an expanded exploration model for the Copper King deposit. This model is designed to look more thoroughly at the deposit, especially with respect to its boundaries, internal high-grade zones, and the other metals of value which are present, but that have not been previously examined, and factored into the economics of the deposit. With this model, that is in progress, additional exploration effort to enlarge and prospectively enhance the deposit value will be conducted.

Corporate

Appointment of Chairman

On September 13, 2018, Edward Karr, the President, Chief Executive Officer and Chairman of the Board of U.S. Gold Corp. resigned from his position as Chairman and the Board immediately appointed John Braca, a current independent member of the Board, as the new Chairman. Mr. Karr remains the President and Chief Executive Officer of the Company as well as a member of the Board. Additionally, the Board appointed Andrew Kaplan as chairman of the Nominating and Corporate Governance Committee, of which he is already a member. Mr. Kaplan replaced James Dale Davidson as chairman, who remains a member of the Nominating and Corporate Governance Committee.

Change of Auditor

On August 3, 2018, the Company dismissed Marcum LLP (“Marcum”) as its independent registered public accounting firm. The dismissal of Marcum was approved by the Company’s Board and its Audit Committee on August 3, 2018. The report of Marcum on the Company’s financial statements for the fiscal years ended April 30, 2018 and 2017 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

On August 3, 2018, the Company engaged KBL, LLP, an independent registered public accounting firm which is registered with, and governed by the rules of, the Public Company Accounting Oversight Board, as its independent registered public accounting firm.

S-4

THE OFFERING

Units offered by us	1,250 Units

Units

Each Unit will consist of one (1) share of Series F Preferred Stock and 878 Class X Warrants. The Series F Preferred Stock and Class X Warrants will immediately separate upon issuance.

There is currently no market for the Series F Preferred Stock and Class X Warrants and none is expected to develop after this offering.

Offering Price	Each Unit will be sold at a negotiated price of $2,000 per Unit.

Series F Preferred Stock	Each Series F Preferred Stock at the option of the holder at any time into the number of shares of our common stock determined by dividing the $2,000 stated value per share of the Series F Preferred Stock by a conversion price of $1.14 per share, subject to adjustment. The Series F Preferred Stock has certain liquidation preferences, dividend rights, and protective provisions. Holders of Series F Preferred Stock are entitled to receive dividends on an “as converted” basis, when and if declared by our board of directors. See “Description of Series F Convertible Preferred Stock.”

Warrants

Each Class X Warrant is convertible into one Warrant Share and one Class Y Warrant at an exercise price of $1.14, for a period of six (6) months from the date of issuance.

Each Class Y Warrant is convertible into one Warrant Share at an exercise price of $1.14 per share, commencing six (6) months from the Initial Issuance Date and will expire on a date that is the five (5) year anniversary of the Initial Issuance Date.

Common Stock outstanding before this offering	19,852,565 shares

Common Stock outstanding immediately after this offering	22,026,233 shares (assuming conversion of all the Series F Preferred Stock offered hereby and assuming no exercise of Warrants)

Use of proceeds

We estimate that the net proceeds to us from the sale of our securities in this offering will be approximately $2.425 million after deducting estimated offering expenses payable by us.

We expect to use the net proceeds from the sale of our securities in this offering for general corporate purposes, which may include exploration expenses, working capital, capital expenditures and other corporate expenses. See “Use of Proceeds” on page S-10

Market for the common stock and warrants	Our common stock is quoted and traded on the NASDAQ Capital Market under the symbol “USAU.” However, there is no established public trading market for the Series F Preferred Stock, Class X Warrants or Class Y Warrants and we do not intend to apply to list such securities on any securities exchange.

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase our securities.

NASDAQ Capital Market Symbol	USAU

Transfer Agent	Equity Stock Transfer LLC

The number of shares of common stock to be outstanding after this offering as reflected in the table above is based on the actual number of shares outstanding as of June 19, 2019, which was 19,852,565, and does not include, as of that date:

●	1,456,458 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $1.80 per share;

●	1,702,359 shares of common stock issuable upon exercise of outstanding common stock purchase warrants with an weighted average exercise price of $3.12 per share; and

●	up to 674,685 shares of common stock reserved for future issuance under our equity incentive plans.

Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes such outstanding options and warrants to purchase shares of common stock and shares available for issuance.

S-5

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference contain “forward-looking-statements” within the meaning of the Private Securities Litigation Reform Act of 1995 are intended to be covered by the safe harbor created by such legislation. All statements, other than statements of historical facts, included in prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference, our other filings with the SEC and in press releases and public statements by our officers or representatives that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements and forward-looking information, including, but not limited to, such things as those listed below:

●	our expectation that we will continue to identify and improve mineralization at our Copper King Project;

●	our reliance upon the Updated Technical Report and Preliminary Economic Assessment for the Copper King Project dates December 5, 2017;

●	our planned exploration and estimated exploration budget for 2018 and 2019;

●	our plans and available funding to continue to identify and study potential Copper King Project optimizations, project improvements and efficiencies;

●	the overall feasibility of our Copper King Project;

●	our belief that our existing working capital, coupled with potential future sources of financing will be sufficient to cover our fixed costs (those cash expenditures necessary to ensure that we preserve our property rights and meet all of our safety, regulatory and environmental responsibilities) and project activities for the next 12 months;

●	our planned exploration and estimated exploration budget for our Keystone Project;

●	estimates of future operating and financial performance;

●	potential funding requirements and sources of capital, including near-term sources of additional cash;

●	our expectation that the Company will continue to incur losses and will not pay dividends for the foreseeable future;

●	the timing, performance and results of feasibility studies;

●	our potential entry into agreements to find, lease, purchase, option or sell mineral interests;

●	our potential acquisition of additional resource projects;

●	our expectation of our Copper King Project impact, including environmental and economic impacts;

●	plans and estimates concerning potential project exploration and development, including the use of high pressure grinding roll crushers and access to a water supply, as well as the ability to obtain all required permits;

●	our belief that we are in compliance in all material respects with applicable mining, health, safety and environmental statutes and regulations in all of the jurisdictions in which we operate;

●	our belief that we maintain reasonable amounts of insurance;

●	our expectations that we will identify proven and probable mineral reserves;

●	our intention to improve the value of our gold projects; and

●	potential changes in regulations or taxation initiatives.

S-6

Forward-looking statements and forward-looking information have been based upon our current business and operating plans, as approved by the Company’s Board of Directors (the “Board”); our cash and other funding requirements and timing and sources thereof; results of pre-feasibility and feasibility studies, mineral resource and reserve estimates, preliminary economic assessments and exploration activities; advancements of the Company’s required permitting processes; current market conditions and project development plans. The words “estimate,” “plan,” “anticipate,” “expect,” “intend,” “believe,” “will,” “may” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements and forward-looking information. These factors include risks such as:

●	our ability to raise additional capital or raise funds from the sale of non-core assets on favorable terms, if at all;

●	fluctuations in the price of gold;

●	pre-feasibility and feasibility study results and preliminary assessment results and the accuracy of estimates and assumptions on which they are based;

●	mineralization estimate results, the accuracy of such estimates and the accuracy of sampling and subsequent assays and geologic interpretations on which they are based;

●	technical and operational feasibility and the economic viability of deposits;

●	our ability to obtain, renew or maintain the necessary authorizations and permits for our Copper King Project, including its development plans and operating activities;

●	delays in exploration programs;

●	increased costs that affect our operations or our financial condition;

●	our reliance on third parties to fulfill their obligations under agreements with us;

●	whether projects not managed by us will comply with our standards or meet our objectives;

●	a shortage of skilled labor, equipment and supplies;

●	whether our acquisition, exploration and development activities, as well as the realization of the market value of our assets, will be commercially successful and whether any transactions we enter into will maximize the realization of the market value of our assets;

●	the lack of cash dividend payments by us;

●	the success of future joint ventures, partnerships and other arrangements relating to our properties;

●	industry consolidation which could result in the acquisition of a control position in the Company for less than fair value;

●	perception of potential environmental impact of our Copper King Project and our Keystone Project;

●	known and unknown environmental and reclamation liabilities, including reclamation requirements at our Copper King Project;

●	our history of losses from operations;

●	Availability of water supply at our Copper King Project and our Keystone Project;

●	litigation or other legal claims;

●	environmental lawsuits;

●	lack of adequate insurance to cover potential liabilities;

●	our ability to attract, retain and hire key personnel;

●	volatility in our stock price;

●	inherent hazards of mining exploration, development and operating activities;

●	the accuracy of calculations of mineralization and mineralized material fluctuations therein based on metal prices, and inherent vulnerability of the ore and recoverability of metal in the mining process;

●	changes in environmental regulations to which our exploration and development operations are subject;

●	changes in climate change regulations could result in increased operating costs;

●	intense competition in the mining industry;

●	potential challenges to the title to our mineral properties;

●	evolving corporate governance and public disclosure regulations; and

●	tax initiatives on corporate and mining companies.

For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information, please see “Risk Factors” below in this prospectus supplement and on page 2 of the accompanying base prospectus. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, we assume no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise. We qualify all forward-looking statements by these cautionary statements.

S-7

RISK FACTORS

Investing in the common stock involves a high degree of risk. Prospective investors should carefully consider the following risks, as well as the other information contained in this prospectus supplement, the accompanying base prospectus, any free writing prospectus and the documents incorporated by reference herein and therein before investing in the common stock. If any of the following risks actually occurs, our business could be harmed. The risks and uncertainties described below are not the only ones faced by us. Additional risks and uncertainties, including those of which we are currently unaware or that are currently deemed immaterial, may also adversely affect our business, financial condition, cash flows, prospects and the price of our common stock.

The following is a short description of the risks and uncertainties which are more fully described under the section entitled “Risk Factors” on page 2 of the accompanying base prospectus. Investors should read the full description of the following risks as described in the accompanying base prospectus before making any investment decision.

Summary of Risk Factors

●	We cannot be assured that our Copper King Project is feasible or that a feasibility study will accurately forecast operating results.

●	Our Copper King Project requires substantial capital investment and we may be unable to raise sufficient capital on favorable terms or at all.

●	If we decide to construct the mine at our Copper King Project, we will be assuming certain reclamation obligations resulting in a material financial obligation.

●	We may not be able to get the required permits to develop our Copper King Project in a timely manner or at all.

●	There may be other delays in the construction of our Copper King Project.

●	Increased costs could impede our ability to become profitable.

●	We cannot be assured that we will have an adequate water supply at our Copper King Project.

●	We could be subject to litigation or other legal claims.

●	We rely on third parties to fulfil their obligations under agreements.

●	Our exploration and development operations are subject to evolving environmental regulations.

●	We could be subject to environmental lawsuits.

●	We may have material undisclosed environmental liabilities of which we are not aware.

●	There may be challenges to our title to mineral properties.

●	A substantial or extended decline in gold prices would have a material adverse effect on the value of our assets, on our ability to raise capital and could result in lower than estimated economic returns.

●	Industry consolidation could result in the acquisition of a control position in the Company for less than fair value.

●	We have a history of losses, and we do not expect to generate earnings from operations or pay dividends in the near term.

●	We may be unable to raise additional capital on favorable terms, if at all.

●	We cannot be certain that any of our exploration and development activities or any acquisition activities will be commercially successful.

●	Our business is subject to evolving corporate governance and public disclosure regulations that have increased both our compliance costs and the risk of noncompliance.

●	We face intense competition in the mining industry.

●	The occurrence of events for which we are not insured may affect our cash flow and overall profitability.

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●	Our stock price may be volatile and your investment in our common stock could suffer a decline in value.

●	Calculations of mineral reserves, if any, are estimates only and subject to uncertainty.

●	Feasibility and other studies are estimates only and subject to uncertainty.

●	Mining companies are increasingly required to consider and provide benefits to the communities and countries in which they operate, and are subject to extensive environmental, health and safety laws and regulations.

●	Mining exploration, development and operating activities are inherently hazardous.

●	Regulations and pending legislation involving climate change could result in increased operating costs.

●	Pending initiatives involving taxation could result in increased tax and operating costs.

Additional Risk Factors related to this Offering

Management will have broad discretion as to the use of proceeds from this offering and we may use the net proceeds in ways with which you may disagree.

We intend to use the net proceeds of this offering for general corporate purposes, which may include operating expenses, working capital to continue explore and optimize our Copper King Project, general capital expenditures and satisfaction of debt obligations. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You may experience future dilution as a result of this offering, future equity offerings or other equity issuances.

We cannot assure you that we will not need to raise substantial capital in addition to the amounts we may raise in this offering. In order to raise such capital, we may in the future offer and issue additional common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering from time to time, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

We do not anticipate paying dividends on our common stock in the foreseeable future.

We currently plan to invest all available funds, including the proceeds from this offering, and future earnings, if any, in the development and growth of our business. We currently do not anticipate paying any cash dividends on our common stock in the foreseeable future. As a result, a rise in the market price of our common stock, which is uncertain and unpredictable, will be your sole source of potential gain in the foreseeable future and you should not rely on an investment in our common stock for dividend income.

There is no public market for the warrants to purchase common stock in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

Future sales of shares of our securities may negatively affect our stock price.

We are unable to predict the effect, if any, that future sales of common stock, or the availability of our common stock for future sales, will have on the market price of our common shares from time to time. Sales of substantial amounts of our common stock (including shares issued upon the exercise of stock options or warrants), or the possibility of such sales, could adversely affect the market price of our common stock and also impair our ability to raise capital through an offering of our equity securities in the future. In the future, we may issue additional shares or warrants in connection with investments or for other purposes considered advisable by our Board of Directors. Any substantial sale of our common shares may have an adverse effect on the market price of our common shares.

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USE OF PROCEEDS

The net proceeds from the sale of the securities offered by this prospectus supplement will be used for general corporate purposes, which may include operating expenses, working capital to continue to explore and optimize our Copper King Project, future acquisitions, general capital expenditures and satisfaction of debt obligations. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose.

Depending on opportunities, economic conditions and the results of the activities described above we may use a portion of the proceeds allocated above to invest in property acquisitions or complete other corporate activities designed to achieve our corporate goals. Estimated costs and the scope of activities cannot be determined at this time

DILUTION

Purchasers of Units in this offering (assuming conversion of the Series F Preferred Stock at the current conversion ratio) will suffer an immediate and substantial dilution in net tangible book value per share. Net tangible book value per share is total tangible assets, reduced by total liabilities, divided by the total number of outstanding shares of common stock. Our net tangible book value as of January 31, 2019 (unaudited) was approximately $7,678,512, or approximately $0.40 per outstanding share of common stock.

After giving effect to the sale of the securities and the application of the net proceeds therefrom at a public offering price of $2,000 per fixed combination of securities (and excluding shares of common stock issued and any proceeds received upon exercise of the warrants), our adjusted net tangible book value as of January 31, 2019 would have been approximately $10,103,512, or approximately $0.47 per share. This represents an immediate increase in net tangible book value of $0.07 per share to our existing stockholders and an immediate dilution of $0.67 per share to new investors. The following table illustrates this calculation on a per share basis, assuming that we sell all of the securities we are offering:

Public offering price per Unit	$2,000
Net tangible book value per share as of January 31, 2019 (unaudited)	$0.40
Increase in net tangible book value per share attributable to new investors	$0.07
Adjusted net tangible book value per share as of January 31, 2019 (unaudited) after giving effect to this offering	$0.47
Dilution per share to new investors	$0.67

Investors that acquire additional shares of common stock through the exercise of the Class X and/or Class Y Warrants offered hereby may experience additional dilution depending on our net tangible book value at the time of exercise.

The amounts above are based on 19,125,263 shares of common stock outstanding as of January 31, 2019 (assuming conversion of the Series F Preferred Stock at the current conversion ratio), and assume no exercise of outstanding options or warrants since that date. The number of shares of common stock anticipated to be outstanding after this offering excludes:

●	1,456,458 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $1.80 per share;

●	1,702,359 shares of common stock issuable upon exercise of outstanding common stock purchase warrants with an weighted average exercise price of $3.12 per share; and

●	up to 674,685 shares of common stock reserved for future issuance under our equity incentive plans. To the extent that any of our outstanding options or warrants are exercised, we grant additional options under our stock option plans or issue additional warrants, or we issue additional shares of common stock in the future, there may be further dilution to new investors.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of January 31, 2019:

●	on an actual basis;

●	on a pro forma as adjusted basis to give effect to our issuance and sale of 1,250 shares of Series F Preferred Stock in this offering at an offering price of $2,000 per share, after deducting the estimated offering expenses payable by us, and the use of proceeds therefrom as described in “Use of Proceeds.”

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You should read the information in this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited interim consolidated financial statements and the notes to those financial statements appearing in our Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2019, which is incorporated by reference in this prospectus supplement.

	As of January 31, 2019
	Actual	Pro Forma As Adjusted
	(In thousands, except for share and per share data; unaudited)
Cash	$3,194	$5,619
Short-term indebtedness	$242	$242
Long-term indebtedness	$86,739	$86,739
Stockholders’ equity:
Convertible Series F Preferred stock, $0.001 Par Value; 1,250 Shares Authorized; no shares issued and outstanding (actual); 1,250 shares issued and outstanding (pro forma as adjusted); Liquidation value $2,500,000	$–	$1
Common stock,($0.001 Par Value; 200,000,000 Shares Authorized; 19,125,263 shares issued and outstanding, actual and pro forma as adjusted	$19	$19

Additional paid-in capital	$32,443	$34,868
Accumulated deficit	$(24,784)	$(24,784)
Total stockholders’ equity	$7,679	$10,104
Total capitalization	$7,679	$10,104

The table and calculations above are based on the adjustments set forth above.

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PRICE RANGE OF COMMON STOCK

Our common stock is listed on the NASDAQ Capital Market under the symbol “USAU.” The following table sets forth, for the periods indicated, the high and low sale prices of our common stock as reported on the NASDAQ Capital Market. Such prices reflect interdealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

	High	Low
Year Ended April 30, 2018
First Quarter	$5.66	$2.23
Second Quarter	$2.65	$1.10
Third Quarter	$3.27	$1.05
Fourth Quarter	$2.68	$1.21

Year Ending April 30, 2019
First Quarter	$1.63	$1.23
Second Quarter	$1.28	$0.97
Third Quarter	$1.13	$0.81
Fourth Quarter	$1.17	$0.83

Year Ending April 30, 2020
First Quarter (through June 19, 2019)	$1.41	$1.01

As of June 19, 2019, there were 127 holders of record of our common stock. On June 19, 2019, the last sale price reported on the NASDAQ Capital Market for our common stock was $1.14 per share.

The comparisons contained herein may not provide meaningful information to you in determining whether to purchase our common stock. You are urged to obtain current sale prices of our common stock and to carefully review the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. See “Where You Can Find More Information” and “Incorporation By Reference” of this prospectus supplement.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering a maximum up to 1,250 Units, each Unit consisting of one (1) share of Series F Preferred Stock and 878 Class X Warrants. Each Unit will be sold at a negotiated price of $2,000 per Unit.

Each Class X Warrant is exercisable to acquire one Warrant Share and one Class Y Warrant at an exercise price of $1.14 for a period of six (6) months from the date of issuance. Each Class Y Warrant is exercisable to acquire one Warrant Share at an exercise price of $1.14 per share, commencing six (6) months from the Initial Issue Date and will expire on a date that is the five (5) year anniversary of the Initial Issue Date.

Common Stock

The following description of our common stock is a summary. It is not complete and is subject to and qualified in its entirety by our Amended and Restated Certificate of Incorporation and Bylaws, as amended, a copy of each of which has been incorporated as an exhibit to the registration statement of which this prospectus supplement forms a part.

As of the date of this prospectus supplement, our certificate of incorporation authorizes us to issue 200,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. As of June 19, 2019, 19,852,565 shares of common stock were outstanding.

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” starting on page 4 of the accompanying prospectus.

Series F Preferred Stock

The following is a brief summary of certain terms and conditions of the Series F Preferred Stock and is subject in all respects to the provisions in the certificate of designation for the Series F Preferred Stock. You should review a copy of the form of the certificate of designation for the Series F Preferred Stock, which is filed with the SEC by us as an exhibit to a Current Report on Form 8-K in connection with this offering, for a complete description of the terms and conditions applicable to such Series F Preferred Stock.

Amount of Series F Preferred Stock. Our board of directors has designated 1,250 shares of preferred stock as Series F preferred stock. Each share of Series F Preferred Stock has a par value of $0.001 and a stated value of $2,000, subject to adjustment as set forth below (the “Stated Value”). The Series F Preferred Stock is a new class of securities created in connection with this offering.

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No Maturity, Sinking Fund or Redemption. The Series F Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory or optional redemption. Shares of the Series F Preferred Stock will remain outstanding indefinitely unless we decide to otherwise repurchase them or they are converted into our common stock as described below.

Ranking. Except for the Company’s outstanding Series C Preferred Stock (which is Senior Preferred Stock (as defined below)) and to the extent that the Required Holders (as defined below) expressly consent to the creation of Parity Stock or Senior Preferred Stock, all shares of capital stock of the Company shall be junior in rank to all shares of Series F Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company (such junior stock being “Junior Stock”).

Without the prior express consent of the Required Holders, voting separate as a single class, the Company shall not authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the shares of Series F Preferred Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company (collectively, the “Senior Preferred Stock”), (ii) of pari passu rank to the shares of Series F Preferred Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company (collectively, the “Parity Stock”) or (iii) any Junior Stock having a maturity date (or any other date requiring redemption or repayment of such shares of Junior Stock) that is prior to the date on which any shares of Series F preferred stock remain outstanding.

The “Required Holders” are the holders of at least 65% of the then outstanding shares of Series F Preferred Stock including the lead investor.

Dividends. Holders of Series F Preferred Stock shall be entitled to receive dividends when and as declared by the Company’s board of directors. Holders of Series F Preferred Stock also shall participate on an “as converted” basis, with all dividends declared on the Company’s common stock.

Liquidation. Upon the Company’s liquidation, dissolution or winding-up, the holders of shares of Series F Preferred Stock are entitled to receive in cash out of the assets of the Company, after payment of the liquidation preference for any outstanding shares of Senior Preferred Stock but before any amount is paid to the holders of any of shares of Junior Stock, but pari passu with any Parity Stock then outstanding, an amount per share equal to the greater of:

●	the Stated Value of each share on the date of payment; and

●	the amount per share such holder would receive if such holder converted the share of Series F Preferred Stock into common stock immediately prior to the date of such payment.

If the funds available upon any liquidation, dissolution or winding-up are insufficient to pay the full amount due to the holders of Series F Preferred Stock and holders of shares of Parity Stock, then each holder of shares of Series F Preferred Stock and each holder of Parity Stock shall receive a percentage of such funds equal to the full amount of such funds payable to such holder as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of such available funds payable to all holders of shares of Series F Preferred Stock and all holders of shares of Parity Stock.

Voluntary Conversion. At any time after issuance of the shares of Series F Preferred Stock, such shares are convertible into shares of common stock at the per share rate determined by dividing:

●	the Stated Value; by

●	$1.14 (the “Conversion Price”), subject to adjustment as described below.

Conversion Failure. If the Company fails to timely deliver shares of common stock issuable upon conversion of shares of Series F Preferred Stock (a “Conversion Failure”), then:

●	the Company shall pay in cash to the Holder on each day after the deadline to deliver the shares of common stock and for which the issuance of such shares of common stock is not timely effected an amount equal to 1% of the product of:

●	the number of shares of common stock not issued to the holder on or prior to the deadline and to which the holder is entitled, multiplied by

●	the closing sale price of the common stock on the trading day immediately preceding the last possible date on which the Company could have timely issued such shares of common stock; and

●	the holder of shares of Series F Preferred Stock may void the conversion of the shares.

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In addition, if on or after the deadline to deliver the shares of common stock issuable upon conversion, the holder of shares of Series F Preferred Stock purchases shares of common stock corresponding to all or any portion of the number of shares of common stock issuable upon such conversion that such holder is entitled to receive from the Company and has not received from the Company in connection with the Conversion Failure, then the Company shall, within two business days after receipt of the holder’s request and in the holder’s discretion, either:

●	pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses) for the shares of common stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to issue and deliver the shares of common stock otherwise issuable upon conversion shall terminate; or

●	promptly honor its obligation to so issue and deliver to the shares of common stock and pay cash to such holder in an amount equal to the excess (if any) of the Buy-In Price over the product of:

●	such number of shares of common stock, multiplied by

●	the lowest closing sale price of the common stock on any trading day during the period commencing on the date of the applicable conversion notice and ending on the date of such issuance and payment of the amount described herein for such a buy-in.

Beneficial Ownership Limitation. A holder shall have no right to convert any portion of the Series F Preferred Stock to the extent that, after giving effect to such conversion, such holder would beneficially own in excess of 4.99% (or, at the election of a holder after providing 61 days’ prior written notice to the Company, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such conversion.

Reservation of Shares. The Company shall take all action necessary to reserve and keep available out of its authorized and unissued shares of common stock 100% of the number of shares of common stock as shall from time to time be necessary to effect the conversion of all of the shares of Series F Preferred Stock.

If the Company is prohibited from issuing shares of common stock upon a conversion of any share of Series F Preferred Stock due to the failure by the Company to have sufficient shares of common stock available out of the authorized but unissued shares of common stock (such unavailable number of shares of common stock being the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the holder of such shares of Series F Preferred Stock, the Company shall pay cash in exchange for the cancellation of such shares convertible into such Authorized Failure Shares at a price equal to the sum of:

●	the product of:

●	such number of Authorization Failure Shares; and

●	the closing sale price on the trading day immediately preceding the date the holder delivers the applicable conversion notice with respect to such Authorization Failure Shares to the Company; and

●	to the extent the holder purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by the holder of Authorization Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the holder incurred in connection therewith.

Fundamental Transactions. The Company may not enter into a fundamental transaction unless the successor entity assumes in writing all of the obligations of the Company under the Certificate of Designations pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to the fundamental transaction, including agreements to deliver to each holder of shares of Series F Preferred Stock in exchange for such shares a security of the successor entity in such transaction evidenced by a written instrument substantially similar in form and substance to the Certificate of Designations, including having a stated value and dividend rate equal to the stated value and dividend rate of the shares of Series F Preferred Stock held by the applicable holders and having similar ranking to the shares of Series F Preferred Stock, and reasonably satisfactory to the Required Holders and the successor entity (including its parent entity) is listed for trading on an “Eligible Market” as defined in the Certificate of Designations.

In addition to the foregoing, upon consummation of a fundamental transaction, the successor entity shall deliver to each holder of shares of Series F Preferred Stock confirmation that there will be issued upon conversion of such shares at any time after the consummation of such fundamental transaction, in lieu of the shares of common stock (or other securities, cash, assets or other property (except such items still issuable pursuant to distributions to holders of common stock or in connection with the issuance of purchase rights)) issuable upon the conversion of the shares of Series F Preferred Stock prior to the fundamental transaction, such shares of the common stock (or their equivalent) of the successor entity (including its parent entity) which the holder would have been entitled to receive upon the happening of such fundamental transaction had all the shares of Series F Preferred Stock held by each holder been converted immediately prior to such fundamental transaction (without regard to any limitations on the conversion of the shares of Series F Preferred Stock contained in the Certificate of Designations), as adjusted.

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Fundamental transactions include:

●	the Company or any of its subsidiaries, directly or indirectly:

●	consolidating or merging with or into any other person or entity other than the Company or any of its subsidiaries,

●	selling, leasing, licensing, assigning, transferring, conveying or otherwise disposing of all or substantially all of the properties or assets of the Company and its subsidiaries (taken as a whole) to any other person or entity,

●	allowing any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the persons or entities making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer),

●	consummating a stock or share purchase agreement or other business combination with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the other person or entity or other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), or

●	reorganizing, recapitalizing or reclassifying the common stock, or

●	any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

Rights Upon Distribution. If the Company grants, issues or sells any securities or rights to purchase securities or other property pro rata to the record holders of common stock, then each holder of Series F Preferred Stock will be entitled to acquire, upon the terms applicable to such rights, the aggregate rights that the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete conversion of all the shares of Series F Preferred Stock (without taking into account any limitations or restrictions on the convertibility of such shares). To the extent that a holder’s right to participate in any such right would result in the holder exceeding the maximum ownership percentage described above, then the holder shall not be entitled to participate in such right to such extent (or beneficial ownership of such shares of common stock as a result of such right to such extent) and the right to such extent shall be held in abeyance for the holder until such time, if ever, as its right thereto would not result in the older exceeding the applicable maximum ownership percentage.

Conversion Price Adjustments. The Conversion Price is subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations and other similar transactions with respect to the common stock and the Series F Preferred Stock, respectively.

Voting Rights. Except as otherwise expressly required by law, each holder of shares of Series F Preferred Stock shall be entitled to vote on all matters submitted to stockholders of the Company and shall be entitled to the number of votes for each share of Series F Preferred Stock owned equal to the number of shares of common stock into which such shares of Series F Preferred Stock would convert if such shares of Series F Preferred Stock converted into shares of common stock at the Market Conversion Price (as defined below) but not in excess of the conversion limitations described above. Except as otherwise set forth in the Certificate of Designations or as required by law, the holders of shares of Series F Preferred Stock shall vote together with the holders of common stock on all matters and shall not vote as a separate class. The “Market Conversion Price” means, with respect to each share of Series F Preferred Stock, $1.14, being the consolidated closing bid price of the common stock on the NASDAQ Capital Market on June 19, 2019.

In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Company’s certificate of incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Company shall not:

●	amend or repeal any provision of, or add any provision to, its certificate of incorporation or bylaws, or file any certificate of designation or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or adversely change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the shares of Series F Preferred Stock;

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●	increase or decrease (other than by conversion) the authorized number of shares of Series F Preferred Stock;

●	create or authorize any new class or series of shares that has a preference over or is on a parity with the shares of Series F Preferred Stock with respect to dividends or the distribution of assets on the liquidation, dissolution or winding-up of the Company;

●	purchase, repurchase or redeem any shares of capital stock of the Company junior in rank to the shares of Series F Preferred Stock (other than pursuant to equity incentive agreements (that have in good faith been approved by the Company’s board of directors) with employees giving the Company the right to repurchase shares upon the termination of services);

●	pay dividends or make any other distribution on any shares of any capital stock of the Company junior in rank to the shares of Series F Preferred Stock;

●	issue any shares of Series F Preferred Stock other than pursuant to the purchase agreement pursuant to which the shares of Series F Preferred Stock are initially issued; or

●	circumvent a right of the shares of Series F Preferred Stock.

Limitations on Indebtedness, Issuances and Financings. Until the date that less than 25% of the shares of Series F Preferred Stock issued at the closing of this offering remain outstanding, neither the Company nor any subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents without the consent of the lead investor; provided, however, the limitation does not apply to “Exempt Issuances,” which include (a) issuances of Common Stock, options or equity grants to employees, consultants, officers or directors of the Company pursuant to any Company Compensatory Plans, (b) Common Stock issued upon conversion or exercise of outstanding convertible securities, and (c) Common Stock, equity security, convertible securities, debt or related security issued pursuant to joint ventures, license-in arrangements, leasing arrangements and substantially similar arrangements approved by a majority of the disinterested directors of the Company, including private placements of Common Stock or other equity securities for cash consideration to strategic mining industry investors; provided that such issuance are “restricted securities” (as defined in Rule 144).

Until the date that less than 30% of the shares of Series F Preferred Stock issued at the closing of this offering remain outstanding, neither the Company nor any subsidiary shall issue or announce the issuance or proposed issuance of any debt securities, except for Exempt Issuances.

Fractional Shares. The Company shall not issue any fraction of a share of common stock upon any conversion. If an issuance would result in the issuance of a fraction of a share of common stock, the Company shall round such fraction of a share of common stock up to the nearest whole share.

Market and Exchange Listing. The Series F Preferred Stock is a new series of securities and currently there is no market for the securities and we do not expect a market to develop. We do not intend to list or qualify for quotation the Series F Preferred Stock on the NASDAQ Capital Market or any other securities exchange or market.

Registration. The Company shall maintain a register for the shares of Series F Preferred Stock. The Company may treat the person or entity in whose name any shares of Series F Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. The summary is subject to, and qualified in its entirety by, the form of warrant which will be provided to each purchaser in this offering and will be filed as an exhibit to a Current Report on Form 8-K with the SEC in connection with this offering.

Each purchaser will receive, for each Unit, one (1) share of Series F Preferred Stock and 878 Class X Warrants. Each Class X Warrant is exercisable to acquire one share of common stock and one Class Y Warrant. The Class X Warrants and Class Y Warrants have similar terms, except that:

Class X Warrants

Each Class X Warrant is exercisable to acquire one Warrant Share and one Class Y Warrant at an exercise price of $1.14 for a period of six (6) months from the date of issuance.

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Class Y Warrants

Each Class Y Warrant is exercisable to acquire one Warrant Share at an exercise price of $1.14 per share, commencing six (6) months from the Initial Issue Date and will expire on a date that is the five (5) year anniversary of the Initial Issue Date.

The exercise price and the number of shares for which each warrant may be exercised is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price of warrants held by a purchaser (or such purchaser’s direct or indirect transferee) is subject to appropriate adjustment in the event of cash dividends or other distributions to holders of shares of our common stock.

There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited. In addition, in the event our common stock price does not exceed the per share exercise price of the warrants during the period when the warrants are exercisable, the warrants will not have any value.

Holders of the warrants may exercise their warrants to purchase shares of our common stock by delivering an exercise notice, appropriately completed and duly signed. Payment of the exercise price for the number of shares for which the warrant is being exercised is required to be delivered within one trading day after exercise of the warrant.

In the event that the registration statement relating to the warrant shares is not effective, a holder of warrants will have the right to exercise its warrants for a net number of warrant shares pursuant to the cashless exercise procedures specified in the warrants. Warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of a warrant.

Upon the holder’s exercise of a warrant, we will issue the shares of common stock issuable upon exercise of the warrant within three trading days of our receipt of notice of exercise.

The shares of common stock issuable on exercise of the warrants will be, when issued in accordance with the warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

If, at any time warrants are outstanding, we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding voting stock, or the sale of all or substantially all of our assets, the successor entity must assume in writing all of our obligations to the warrant holders.

Additionally, in the event of a fundamental transaction, each warrant holder will have the right to require us, or our successor, to repurchase its warrant for an amount of cash equal to the Black-Scholes value of the remaining unexercised portion of the warrant on the date of the consummation of such fundamental transaction.

The exercisability of the warrants may be limited in certain circumstances if, upon exercise, the holder or any of its affiliates would beneficially own in excess of 4.99% (or, at the election of a holder after providing 61 days’ prior written notice to the Company, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such conversion.

THE HOLDER OF A WARRANT WILL NOT POSSESS ANY RIGHTS AS A STOCKHOLDER UNDER THAT WARRANT UNTIL THE HOLDER EXERCISES THE WARRANT. THE WARRANTS MAY BE TRANSFERRED INDEPENDENT OF THE COMMON STOCK WITH WHICH THEY WERE ISSUED, SUBJECT TO APPLICABLE LAWS.

PLAN OF DISTRIBUTION

Securities Purchase Agreement

We are selling shares of our Series F Preferred Stock under this prospectus supplement directly to various investors at a price of $2,000 per share. We have entered into a securities purchase agreement directly with the investors relating to the sale of our Series F Preferred Stock offered under this prospectus supplement. We currently anticipate that the closing of the sale of such shares under this prospectus supplement will take place on or about January 22, 2018. On the closing date, we will issue the shares of Series F Preferred Stock to the investors and we will receive funds in the amount of the aggregate purchase price of $2,500,000.

The expenses of this offering payable by us are estimated to be approximately $75,000, which includes legal, auditor, and printing costs, and various other fees.

S-17

LEGAL MATTERS

Certain legal matters in connection with the offering and the validity of the securities offered by this prospectus supplement will be passed upon for us by Dorsey & Whitney LLP.

EXPERTS

Information relating to the Company’s Copper King Project in this Prospectus and the documents incorporated by reference herein has been derived from reports, statements or opinions including the Updated Technical Report and Preliminary Economic Assessment, Copper King Project, Laramie County, Wyoming, USA, dated December 5, 2017, prepared or certified by Mine Development Associates, and this information has been included in reliance on such companies and persons’ expertise. Each of Paul; Tietz, C. P. G., and Neil Prenn, P. Eng., is a qualified person as such term is defined NI 43-101.

The consolidated financial statements of U.S. Gold Corp. and subsidiaries as of and for the year ended April 30, 2018 and 2017, incorporated herein by reference, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

On August 3, 2018, U.S. Gold Corp. dismissed Marcum LLP as its independent registered public accounting firm. The dismissal of Marcum was approved by the Company’s Board and its Audit Committee on August 3, 2018. The report of Marcum on the Company’s financial statements for the fiscal years ended April 30, 2018 and 2017 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

On August 3, 2018, the Company engaged KBL, LLP, an independent registered public accounting firm which is registered with, and governed by the rules of, the Public Company Accounting Oversight Board, as its independent registered public accounting firm.

No expert or counsel named in this prospectus as having prepared or having certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parent or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s web site is “http://www.sec.gov.”We maintain a website at www.bsdmc.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the Commission will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below that we have previously filed with the Commission:

●	Our Annual Report on Form 10-K for the year ended April 30, 2018;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended April 30, 2018 from our definitive proxy statement on Schedule 14A filed with the SEC on August 17, 2018; and

S-18

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended the quarterly periods ended July 31, 2018, ended October 31, 2018 and January 31, 2019;

●	our current reports on Form 8-K filed with the SEC on August 7, 2018, September 17, 2018, November 2, 2018, December 31, 2018, April 5, 2019, April 16, 2019, May 3, 2019, May 9, 2019 and June 6, 2019; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 27, 2000, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding, in each case, information deemed furnished and not filed, until we sell all of the securities we are offering or the termination of the offering. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement and the accompanying prospectus may contain information that updates, modifies, or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement or accompanying prospectus. You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus or the date of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to:

U.S. Gold Corp.
Attention: Corporate Secretary
1910 E. Idaho Street, Suite 102-Box 604
Elko, NV 89801
(800) 557-4550

S-19

Prospectus Supplement

(To Prospectus Dated May 16, 2017)

1,250 SERIES F PREFERRED UNITS

Each Unit consisting of

One Share of Series F Preferred Stock and 878 Class X Warrants

AND

2,193,750 SHARES OF COMMON STOCK ISSUABLE UPON

CONVERSION OF SERIES F PREFERRED STOCK

AND

1,097,500 SHARES OF COMMON STOCK AND 1,097,500 CLASS Y WARRANTS ISSUABLE

UPON EXERCISE OF CLASS X WARRANTS

AND

1,097,500 SHARES OF COMMON STOCK ISSUABLEUPON EXERCISE OF CLASS Y WARRANTS

PROSPECTUS

DATARAM CORPORATION

$20,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, having an aggregate initial offering price not exceeding $20,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of our securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is presently listed on The NASDAQ Capital Market under the symbol “DRAM.” On May 8, 2017 the last reported sale price of our common stock was $4.79. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The NASDAQ Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers or through a combination of these methods on a continuous or delayed basis. See “PLAN OF DISTRIBUTION” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $5,338,202 based on 1,204,667 shares of common stock outstanding, of which 1,114,447 shares were held by non-affiliates, and a last reported sale price on The NASDAQ Capital Market of $4.79 per share on May 8, 2017. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

On May 3, 2017, the Company filed a certificate of amendment to its Articles of Incorporation with the Nevada Secretary of State in order to effectuate a reverse stock split of the Company’s issued and outstanding common stock, par value $0.001 per share on a one (1) for four (4) basis, effective on May 8, 2017. The Company’s issued and outstanding common shares and per share numbers are retroactively restated.

Investing in our securities involves various risks. See “RISK FACTORS” on page 2, in addition to the risk factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 16, 2017.

PROSPECTUS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may from time to time sell common stock, preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $20,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “WHERE YOU CAN FIND MORE INFORMATION.”

Company References

In this prospectus, “Dataram,” “the Company,” “we,” “us,” and “our” refer to Dataram Corporation, a Nevada corporation and all subsidiaries, unless the context otherwise requires.

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OUR BUSINESS

Since 1967, we have been an independent manufacturer of memory products and provider of performance solutions. We provide customized memory solutions for original equipment manufacturers (OEMs) and compatible memory for leading brands including Cisco, Dell, Fujitsu, HP, IBM, Lenovo and Oracle as well as a line of memory products for Intel and AMD motherboard based servers. We manufacture our memory in-house to meet three key criteria — quality, compatibility and selection — and test our memory for performance and OEM compatibility as part of the production process. With memory designed for over 50,000 systems and with products that range from energy efficient DDR4 modules to legacy SDR offerings, we offer one of the most complete portfolios in the industry. We are a CMTL Premier Participant and ISO 9001:2008 certified. Our products are fully compliant with JEDEC Specifications. Our customers include an international network of distributors, resellers, retailers, OEM customers and end users.

On June 13, 2016, we entered into an Agreement and Plan of Merger, as amended and restated on June 29, 2016, September 14, 2016 and November 28, 2016 for the acquisition of U.S. Gold Corp., a Nevada corporation, and subsidiaries (“U.S. Gold”). U.S. Gold is an exploration stage company that owns certain mining leases and other mineral rights comprising the Copper King gold and copper development project located in the Silver Crown Ming District of southeast Wyoming (the “Copper King Project”) and mining claims related to a gold development project in Eureka County, Nevada (the “Keystone Project”). The closing of the merger is subject to customary closing conditions.

Following the merger, Dataram will operate as a single entity with two reporting businesses – a junior mining business and a memory business.

Company Information

We were incorporated in the State of New Jersey on May 19, 1967. On January 6, 2016, we changed our state of incorporation from the State of New Jersey to the State of Nevada. Our principal executive office is located at 777 Alexander Road, Suite 100, Princeton, New Jersey 08540, our telephone number is (609) 799-0071 and our website address is http://www.dataram.com. The information contained on, or accessible through, our website is not part of this prospectus or any prospectus supplement.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended April 30, 2016 and any updates described in our Quarterly Reports on Form 10-Q as well as the Risk Factors related to our pending acquisition of U.S. Gold Corp., set forth in the Current Report on Form 8-K, filed on June 13, 2016, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

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FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only. Because the risk factors referred to above, as well as the risk factors referred to above and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for working capital, capital expenditures and investments and general corporate purposes. We may also use the net proceeds for the repayment, refinancing, redemption or repurchase of current or future indebtedness or capital stock and/or to invest in or acquire complementary or unrelated businesses or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, among other things, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

3

THE SECURITIES WE MAY OFFER

We may offer shares of common stock, shares of preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. We may offer up to $20,000,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation, as amended, and our amended and restated bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by provisions of the Nevada Revised Statutes. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our articles of incorporation, as amended, and our amended and restated bylaws.

As of the date of this prospectus, our authorized capital stock consisted of 200,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of “blank check” preferred stock, par value $0.001 per share, of which 1,300,000 shares are designated as Series A Convertible Preferred Stock, 400,000 shares are designated as Series B Convertible Preferred Stock, shares are designated as Series C Convertible Preferred Stock and 7,402 shares are designated as Series D Convertible Preferred Stock. Our Board of Directors has the authority, without further action by the shareholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. As of the date of this prospectus, there were 1,204,667 shares of our common stock issued and outstanding, and no shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series D Convertible Preferred Stock outstanding. A fixed number of shares of Series C Convertible Preferred Stock will be designated in connection of the closing of our acquisition of U.S. Gold.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders and there are no cumulative rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of liquidation of the Company, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock to be issued upon an offering pursuant to this prospectus and the related prospectus supplement will be fully paid and nonassessable upon issuance. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing shareholders may be diluted.

Preferred Stock

General

Our articles of incorporation, as amended, provide that our Board of Directors has the authority, without further action by the shareholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Preferred stock may be designated and issued without authorization of shareholders unless such authorization is required by applicable law, the rules of The NASDAQ Capital Market or other securities exchange or market on which our stock is then listed or admitted to trading.

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Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include, to the extent applicable:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of United States federal income tax consequences applicable to the preferred stock; and

●	and any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The description of preferred stock in this prospectus and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to any applicable certificate of designation for complete information.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

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Series A Convertible Preferred Stock

On December 30, 2015, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (the “Series A COD”). The Series A COD is substantially similar to the Certificate of Amendment filed on or about November 10, 2014 with the New Jersey Division of Revenue and Enterprise Services, which originally designated the preferences, rights and limitations of the Company’s Series A Convertible Preferred Stock. Pursuant to the Series A COD, the Company designated 1,300,000 shares of its blank check preferred stock as Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock has a stated value of $5.00 per share. Holders of Series A Convertible Preferred Stock are entitled to receive preferential cumulative dividends at the rate of 8% per annum (equivalent to a fixed annual payment of $0.40 per share). The dividends are payable in shares of common stock valued at the weighted average price of the Company’s common stock over the 10 consecutive trading days ended on the second trading day immediately before the payment date. In the event of a liquidation, dissolution or winding up of the Company, each share of Series A Convertible Preferred Stock will be entitled to a per share preferential payment equal to the stated value, plus accrued and unpaid dividends. Subject to certain limitations as set forth below, each holder may convert the shares of Series A Convertible Preferred Stock into such number of shares of common stock equal to the stated value divided by $2.00, subject to adjustment. The Company is prohibited from effecting the conversion of Series A Convertible Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the issued and outstanding shares of the Company’s common stock unless the holder elected a different percentage beneficial ownership limit. For so long as any shares of Series A Convertible Preferred Stock are outstanding, certain fundamental corporate actions set forth in the Series A COD require the affirmative vote or consent of holders of at least 90% of the votes entitled to be cast by the holders of Series A Convertible Preferred Stock. On other matters on which holders of common stock are entitled to vote, the holders of Series A Convertible Preferred Stock vote on an as-converted to common stock basis together with the holders of common stock. As of the date of this prospectus, there were no shares of Series A Convertible Preferred Stock outstanding.

Series B Convertible Preferred Stock

On January 21, 2016, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designations, Preferences and Rights of 0% Series B Convertible Preferred Stock (the “Series B COD”). Pursuant to the Series B COD, the Company designated 400,000 shares of its blank check preferred stock as Series B Convertible Preferred Stock. Each share of Series B Convertible Preferred Stock has a stated value of $12.20 per share. In the event of a liquidation, dissolution or winding up of the Company, each share of Series B Convertible Preferred Stock will be entitled to a per share preferential payment equal to the par value. All shares of capital stock of the Company will be junior in rank to Series B Convertible Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company unless otherwise stated. Holders of Series B Convertible Preferred Stock will be entitled to receive dividends if and when declared by the Company’s Board of Directors. In addition, the Series B Convertible Preferred Stock shall participate on an “as converted” basis, with all dividends declared on the common stock. Subject to certain limitations as set forth below, each holder may convert the shares of Series B Convertible Preferred Stock into such number of shares of common stock based on a conversion ratio, the numerator of which shall be the Base Amount (defined below) and the denominator of which shall be the Conversion Price (defined below). “Base Amount” is defined, as of the applicable date of determination, as the sum of (1) the aggregate stated value of the Series B Convertible Preferred Stock to be converted, plus (2) the accrued and unpaid dividends on Series B Convertible Preferred Stock. The “Conversion Price” of the Series B Convertible Preferred Stock is initially $0.61, subject to adjustment. The Company is prohibited from effecting the conversion of Series B Convertible Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99%, in the aggregate, of the issued and outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series B Convertible Preferred Stock. A holder may increase or decrease the maximum percentage beneficial ownership by providing written notice to the Company; provided, however, that in no event shall the maximum percentage beneficial ownership exceed 9.99%. Holders of the Series B Convertible Preferred Stock do not possess any voting rights except as otherwise required by law. As of the date of this prospectus, there were no shares of Series B Convertible Preferred Stock outstanding.

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Series C Convertible Preferred Stock

In connection with the closing of our acquisition of U.S. Gold, we will file with the Secretary of State of the State of Nevada a Certificate of Designation of Preferences, Rights and Limitations of 0% Series C Convertible Preferred Stock (the “Series C COD”). Each share of Series C Convertible Preferred Stock has a stated value of $100.00 per share and is convertible into such number of shares of common stock equal to the Base Amount (defined below) divided by the Conversion Price (defined below). “Base Amount” means the sum of (1) the stated value of the Series C Convertible Preferred Stock, plus (2) the unpaid dividend amount thereon as of such date of determination. “Conversion Price” means, with respect to each share of Series C Convertible Preferred Stock, as of the conversion date or other applicable date of determination, $1.00, subject to adjustment. Upon the liquidation, dissolution or winding up of the business of the Company, each holder of Series C Convertible Preferred Stock will be entitled to receive, for each share of Series C Convertible Preferred Stock held an amount in cash equal to, and not more than, the par value before payment is made to any other class or series of capital stock whose terms expressly provide that the holders of Series C Convertible Preferred Stock should receive preferential payment and the Company’s common stock; provided, however, that Series B Convertible Preferred Stock shall rank senior to Series C Convertible Preferred Stock. Holders of Series C Convertible Preferred Stock do not possess any voting rights and are entitled to receive dividends when and as declared by the Board of Directors. If at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock purchase rights, then each holder will be entitled to acquire, upon the terms applicable to such purchase rights, the aggregate purchase rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete conversion of all shares of Series C Convertible Preferred Stock (without taking into account any limitations or restrictions on the convertibility of such shares) held by such holder immediately before the date on which a record is taken for the grant, issuance or sale of such purchase rights, or, if no such record is taken, the date as of which the record holders of common stock are to be determined for the grant, issue or sale of such purchase rights; provided, however, that if the holder’s right to participate in any such purchase right would result in such holder exceeding the beneficial ownership limitation (described below), then such holder will not be entitled to participate in such purchase right until such time as the purchase rights would not result in such holder exceeding the beneficial ownership limitation. At no time may shares of Series C Convertible Preferred Stock be converted if such conversion would cause the holder to hold in excess of 4.99% of the issued and outstanding common stock of the Company. The Series C Convertible Preferred Stock is subject to adjustment in the event of stock dividends, splits and fundamental transactions.

Series D Convertible Preferred Stock

On August 4, 2016, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of 0% Series D Convertible Preferred Stock (the “Series D COD”). Pursuant to the Series D COD, the Company designated 7,402 shares of its blank check preferred stock as Series D Convertible Preferred Stock. Each share of Series D Convertible Preferred Stock has a stated value of $136 per share, subject to adjustment. In the event of a liquidation, dissolution or winding up of the Company, each share of Series D Convertible Preferred Stock will be entitled to a per share preferential payment equal to the greater of (a) the Base Amount (defined below) thereof on the date of such payment and (B) the amount per share such holder would receive if such holder converted such Series D Convertible Preferred Stock into common stock immediately prior to the date of such payment. The Series D Convertible Preferred Stock ranks senior to the Company’s capital stock other than the Company’s Series B Convertible Preferred Stock and Series C Convertible Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company. Holders of Series D Convertible Preferred Stock are entitled to receive dividends if and when declared by the Company’s Board of Directors. In addition, the Series D Convertible Preferred Stock participates on an “as converted” basis, with all dividends declared on the common stock. Subject to certain limitations as set forth below, each holder may convert the shares of Series D Convertible Preferred Stock into such number of shares of common stock based on a conversion ratio, the numerator of which shall be the Base Amount (defined below) and the denominator of which shall be the Conversion Price (defined below). “Base Amount” is defined, as of the applicable date of determination, as the sum of (1) the aggregate stated value of the Series D Convertible Preferred Stock to be converted, plus (2) the accrued and unpaid dividends on Series D Convertible Preferred Stock. The “Conversion Price” of the Series D Convertible Preferred Stock is initially $1.36, subject to adjustment. The Company is prohibited from effecting the conversion of Series D Convertible Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99%, in the aggregate, of the issued and outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series D Convertible Preferred Stock. A holder may increase or decrease the maximum beneficial ownership percentage by providing written notice to the Company; provided, however, that in no event shall the maximum percentage beneficial ownership exceed 9.99%. Holders of the Series D Convertible Preferred Stock are entitled to vote on all matters submitted to the Company’s shareholders based on the number of shares of common stock such Series D Convertible Preferred Stock would be convertible into (voting as a class together with common stock) based on a per share conversion price of $2.72, subject to adjustment. As of the date of this prospectus, there were no shares of Series D Convertible Preferred Stock outstanding.

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Dividends

The Company does not anticipate paying dividends in the foreseeable future as the Board of Directors intends to retain future earnings for use in the Company’s business. Any future determination as to the payment of dividends will depend upon the Company’s financial conditions, results of operations and such other factors as the Board of Directors deems relevant. In addition, the Company’s financing agreement with Rosenthal & Rosenthal, Inc. entered into as of November 6, 2013 contains covenants limiting the declaration and distribution of dividends.

Notwithstanding the foregoing, any determination to pay dividends will be at the discretion of the Company’s Board of Directors and will depend upon a number of factors, including the Company’s results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors the Board of Directors deems relevant.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without your approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equity Stock Transfer. Its address is 237 West 37th Street, Suite 601, New York, New York 10018.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

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The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be made;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability or the ability of our subsidiaries to:

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-	incur additional indebtedness;

-	issue additional securities;

-	create liens;

-	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

-	redeem capital stock;

-	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

-	make investments or other restricted payments;

-	sell or otherwise dispose of assets;

-	enter into sale-leaseback transactions;

-	engage in transactions with stockholders or affiliates;

-	issue or sell stock of our subsidiaries; or

-	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or preferred stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

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Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

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Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within the earlier of 90 days after it occurs and 30 days after it is known by a responsible officer of the trustee or written notice of it is received by the trustee, unless such default has been cured or waived. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

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Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “DESCRIPTION OF DEBT SECURITIES—Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided under “DESCRIPTION OF DEBT SECURITIES—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to add such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the stated maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

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In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See “LEGAL OWNERSHIP OF SECURITIES” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

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Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Existing Senior and Subordinated Debt

As of May 10, 2017, we had no existing senior or subordinated debt issued under any indenture.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

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We will issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

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General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “DESCRIPTION OF CAPITAL STOCK,” “DESCRIPTION OF DEBT SECURITIES” and “DESCRIPTION OF WARRANTS” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “LEGAL OWNERSHIP OF SECURITIES.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

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Book-Entry Holders

We may issue securities in book-entry form, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

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●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to underwriters for resale to the public or to investors;

●	negotiated transactions;

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●	block trades;

●	directly to investors; or

●	through a combination of any of these methods of sale.

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

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If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

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Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The NASDAQ Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with the Exchange Act or Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on The NASDAQ Capital Market may engage in passive market making transactions in the securities on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by counsel. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Dataram Corporation and subsidiaries as of and for the year ended April 30, 2016, incorporated herein by reference, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, such report includes an explanatory paragraph as to the Company’s ability to continue as going concern, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The consolidated financial statements of Dataram Corporation and subsidiaries as of and for the year ended April 30, 2015, incorporated herein by reference, have been audited by Anton & Chia, LLP, independent registered public accounting firm, as set forth in their report, such report includes an explanatory paragraph as to the Company’s ability to continue as going concern, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

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We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC’s website at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our Internet website can be found at http://www.dataram.com.

INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

●	Our Annual Report on Form 10-K for the year ended April 30, 2016 filed with the SEC on July 29, 2016;

●	Our Quarterly Reports on Form 10-Q for the quarterly periods ended July 31, 2016, October 31, 2016 and January 31, 2017, filed with the SEC on December 15, 2016, September 14, 2016 and March 15, 2017, respectively;

●	Our Current Reports on Form 8-K or Form 8-K/A (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed with the SEC on June 13, 2016, July 8, 2016, July 27, 2016, August 2, 2016, August 5, 2016, September 15, 2016, September 23, 2016, November 29, 2016, February 10, 2017, March 24, 2017, April 3, 2017, April 17, 2017, April 25, 2017, and May 5, 2017;

●	Our joint proxy statement/prospectus filed with the SEC on March 7, 2017; and

●	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 27, 2000, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request, and we will provide you with, a copy of any or all of these filings, at no cost, by calling us at (609) 799-0071 or by writing to us at the following address:

Dataram Corporation

777 Alexander Road, Suite 100

Princeton, NJ 08540

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